                                                                    Exhibit 11.1



                       MULTIPLE ZONES INTERNATIONAL, INC.
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                                 Six Months Ended                  Three Months Ended
                                                                      June 30,                           June 30,
                                                           ----------------------------     -----------------------------
                                                                1997            1996            1997              1996
                                                           ------------      ----------     ------------      -----------
Net income (loss)                                          $ (3,570,738)     $4,615,177     $ (5,636,341)     $ 2,442,116

Adjustment to net income for accretion of
Series B convertible Preferred Stock                                           (459,262)                         (229,631)
                                                           ------------      ----------     ------------      -----------
Net income (loss) applicable to common stock
equivalents                                                $ (3,570,738)     $4,155,915     $ (5,636,341)     $ 2,212,485
                                                           ============      ==========     ============      ===========
Shares used in calculating primary earnings (loss)
per share:

     Weighted average common shares
     outstanding                                             12,928,233       9,375,000       12,929,800        9,375,000

     Net effect of stock options and
     warrants calculated using the
     treasury stock method                                                      440,889                           440,922
                                                           ------------      ----------     ------------      -----------
         Total shares                                        12,928,233       9,815,889       12,929,800        9,815,922
                                                           ============      ==========     ============      ===========
     Primary earnings (loss)
     per share                                             $      (0.28)     $     0.42     $      (0.44)     $      0.23
                                                           ============      ==========     ============      ===========




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
                       MULTIPLE ZONES INTERNATIONAL, INC.
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                                          Six Months Ended            Three Months Ended
                                                                               June 30,                      June 30,
                                                                    ---------------------------   ---------------------------
                                                                        1997           1996           1997            1996
                                                                    ------------    -----------   ------------    -----------
Net income (loss)                                                   $ (3,570,738)   $ 4,615,177   $ (5,636,341)   $ 2,442,116

Shares used in calculating fully
diluted earnings (loss) per
share:

     Weighted average common shares
     outstanding                                                      12,928,233      9,375,000     12,929,800      9,375,000

     Net effect of stock options and
     warrants calculated using the
     treasury stock method                                                              473,302                       473,465

     Weighted average Series B Convertible Preferred Stock
     issued during the 12 months prior to the public offering
     calculated using the treasury  stock method and treated
     as outstanding of the entire period                                                390,367                       390,367
                                                                    ------------    -----------   ------------    -----------
              Total shares                                            12,928,233     10,238,669     12,929,800     10,238,832
                                                                    ============    ===========   ============    ===========
     Fully diluted earnings
       (loss) per share                                             $      (0.28)   $      0.45   $      (0.44)   $      0.24
                                                                    ============    ===========   ============    ===========



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